EXHIBIT (23)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report, dated February 25, 2010, accompanying the consolidated financial statements incorporated by reference in the Annual Report of Peoples Bancorp of North Carolina, Inc. on Form 10-K for the year ended December 31, 2009. We hereby consent to the incorporation by reference of said report in the Registration Statement of Peoples Bancorp of North Carolina, Inc. on Form S-3 (File No. 333-43426, effective August 10, 2000), and on Form S-8 (File No. 333-46860, effective September 28, 2000).

/s/ PORTER KEADLE MOORE, LLP

Atlanta, Georgia
February 25, 2010